UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 5, 2007 (December 5, 2007)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

On December 5, 2007, the board of directors of General Dynamics Corporation elected J. Christopher Reyes as a member of the board of directors. The board appointed Mr. Reyes to the Benefit Plans and Investment Committee and the Planning and Business Development Committee. There is no arrangement or understanding between Mr. Reyes and any other person pursuant to which Mr. Reyes was elected as a director.

Subsequent to Mr. Reyes’ election to the board of directors, Winnepeg, L.L.C., a company of which Mr. Reyes is chairman, will complete its purchase of an aircraft from Gulfstream Aerospace Corporation, a subsidiary of General Dynamics, for a price of approximately $33,000,000. The sales agreement with Gulfstream was entered into in July, 2006, prior to the consideration of Mr. Reyes’ election to the board. The terms and conditions of the sales agreement were negotiated in an arm’s-length transaction and represent standard terms and conditions. The election of Mr. Reyes to the board is unrelated to the sales agreement.

A copy of the press release announcing the election of Mr. Reyes is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	General Dynamics press release dated December 5, 2007, announcing the election of J. Christopher Reyes to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz
John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: December 5, 2007